Exhibit 16.1

December 2, 2008

U.S. Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, NW
Washington, D.C. 20549

Dear Sir or Madam:

We have read Items 4.01 and 8.01 of Form 8-K of Aces Wired, Inc. dated November 25, 2008, and agree with the statements concerning our Firm contained in the first and second paragraphs of Item 4.01. We have no basis to agree or disagree with the other statements of the registrant contained therein.

Very truly yours,

/s/ WEAVER AND TIDWELL, L.L.P.